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                                                                 EXHIBIT 10.14.1

                             TSW INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS


TSW INTERNATIONAL, INC., a Georgia corporation (the "Company"), hereby adopts this TSW International, Inc. Stock Option Plan for Outside Directors. The purpose of this stock option plan is to obtain, motivate and retain experienced Outside Directors by offering them an opportunity to become owners of the Common Stock of the Company.

                                    ARTICLE I

                                   DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

"Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CHIEF FINANCIAL OFFICER

"Chief Financial Officer" shall mean the chief financial officer of the Company.

SECTION 1.3 - CODE

"Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4 - COMMON STOCK

"Common Stock" shall mean the Company's common stock, $0.01 par value.

SECTION 1.5 - COMPANY

"Company" shall mean The System Works, Inc.

SECTION 1.6 - EXCHANGE ACT

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.7 - FAIR MARKET VALUE

"Fair Market Value" of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system,
(1) the last sales price (if the stock is then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the


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closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or
(iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such date, as determined in good faith by the Chief Financial Officer; or (iv) if the Company's stock is not publicly traded, the fair market value established by the members of the Board not participating in this Plan acting in good faith.

SECTION 1.8 - OPTION

"Option" shall mean a non-qualified option to purchase Common Stock of the Company, granted under the Plan.

SECTION 1.9 - OPTIONEE

"Optionee" shall mean an Outside Director to whom an Option is granted under the Plan.

SECTION 1.10 - OUTSIDE DIRECTOR

"Outside Director" shall mean a member of the Board who is not an employee of the Company, a Parent Corporation or a Subsidiary under Section 3401(c) of the Code and who is not legally or contractually prohibited from receiving and holding personally an Option.

SECTION 1.11 - PARENT CORPORATION

"Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.12 - PLAN

"Plan" shall mean this 1994 The System Works, Inc. Stock Option Plan for Outside Directors.

SECTION 1.13 - RETIREMENT

"Retirement" shall mean acceptance by the Board of an Outside Director's resignation from the Board by reason of retirement as determined by the Chief Financial Officer.

SECTION 1.14 - RULE 16B-3

"Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.15 - SECRETARY

"Secretary" shall mean the Secretary of the Company.

SECTION 1.16 - SECURITIES ACT

"Securities Act" shall mean the Securities Act of 1933, as amended.


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SECTION 1.17 - SUBSIDIARY

"Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership in which the Company and/or any Subsidiary owns more than 50% of the capital or profits interests.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

The shares of stock subject to Options shall be shares of the Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 100,000.

SECTION 2.2 - UNEXERCISED OPTIONS

If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may not again be granted hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 - CHANGES IN COMPANY'S SHARES

In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Chief Financial Officer acting in good faith shall make appropriate adjustments in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in
Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                   ARTICLE III

                               GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

Any Outside Director of the Company shall be eligible to be granted Options.


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SECTION 3.2 - GRANTING OF OPTIONS

3.2.1 - INITIAL GRANT

Each person who is an Outside Director shall at the time the Plan is adopted by the Board of Directors of the Company, provided that the approval of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon is secured within twelve months before or after the Plan is or was adopted by such Board shall immediately upon such approval be granted an Option to purchase 7,500 shares of Common Stock. Any person who is not an Outside Director at such time, but who later becomes an Outside Director, shall be granted on the date of his election or appointment as an Outside Director an Option to purchase 7,500 shares of Common Stock.

3.2.2 - YEARLY GRANT

Each Outside Director who has received a grant pursuant to Section 3.2.1 and who has served at least one year as an Outside Director (or in the case of persons who are Outside Directors at the time of the adoption of the Plan by the Board of Directors, persons who serve until the next Annual Meeting of Shareholders) shall be granted on the date of each annual meeting of the shareholders (so long as he is an Outside Director at the close of business on such date) an Option to purchase 2,000 shares of Common Stock.

3.2.3- NO OPTION GRANT WHERE PROHIBITED

No person shall be granted an Option under this Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner.

                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

As soon as practicable after an Outside Director becomes entitled to the grant of an Option under Section 3.2 above, the Secretary shall cause to be executed a written Stock Option Agreement, which shall be executed by the Outside Director and an authorized officer of the Company and which shall contain such terms and conditions as approved by the Chief Financial Officer consistent with the Plan.

SECTION 4.2 - OPTION PRICE

The exercise price per share subject to each Option granted pursuant to Section
3.2.1 shall be the Fair Market Value on the date such Option is granted and the exercise price per share subject to each Option granted pursuant to Section
3.2.2 shall be Fair Market Value on the date such Option is granted; provided, however, that in no event shall the exercise price of an Option be less than $.01.

SECTION 4.3 - TERM

The term of each Option shall be ten years and one day from date of grant subject to earlier termination in accordance with Sections 4.5 or 4.6.


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SECTION 4.4 - EXERCISE SCHEDULE

An Option shall be exercisable on the following schedule: Beginning on the first anniversary of the date of grant, for up to 25% of the shares covered by the Option; beginning on the second anniversary of the date of grant, for up to 50% of such shares; beginning on the third anniversary of the date of grant, for up to 75% of such shares; and beginning on the fourth anniversary of the date of grant, and thereafter until the earlier of expiration of the Option's term or termination of the Option in accordance with Sections 4.5 or 4.6, for up to 100% of such shares. Notwithstanding the foregoing, an Option held by an Outside Director shall become immediately exercisable in full upon the death or disability of such Outside Director, upon Retirement of such Outside Director from the Board, upon an unsuccessful attempt by such Outside Director to win reelection to the Board after nomination for election at the recommendation of the Board, or upon the adoption by the Company of a plan for a liquidation, dissolution, merger, consolidation or reorganization as described in clause
(x), (y) or (z) of Section 4.6.

SECTION 4.5 - TERMINATION OF MEMBERSHIP ON THE BOARD

Except in the case of death, disability, Retirement from the Board, or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, if an Outside Director's membership on the Board terminates for any reason, an Option held at the date of termination (but only to the extent exercisable at the time of such termination in accordance with Section 4.4) may be exercised in whole or in part at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. If an Outside Director's membership terminates because of death, disability. Retirement from the Board, or an unsuccessful attempt to win reelection to the Board after nomination for election at the recommendation of the Board, an Option held at the date of such termination may be exercised for up to 100% of the shares covered by such Options at any time within three years after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

SECTION 4.6 - CHANGE OF CONTROL

In the event of (x) a dissolution or liquidation of the Company, (y) a merger or consolidation in which the Company is not the surviving corporation, or (z) any other capital reorganization in which more than fifty percent (50%) of the shares the Company entitled to vote are exchanged, the Company shall give to the Outside Director, at the time of adoption of the plan for liquidation, dissolution, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise each Option, prior to the effectiveness of such liquidation, dissolution, merger, consolidation or reorganization, at the end of which time such Option shall terminate, or (ii) the right to exercise such Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

SECTION 4.7 - ADJUSTMENTS IN OUTSTANDING OPTIONS

In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the


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number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration), the Chief Financial Officer acting in good faith shall make appropriate adjustments in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Chief Financial Officer shall be final and binding upon all Optionees, the Company and all other interested persons. This
Section 4.7 shall be subject to Section 4.6.

                                    ARTICLE V

                               EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

During the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to the Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 - PARTIAL EXERCISE

At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and any partial exercise of the Option shall be with respect to no less than 100 shares (or such lesser remaining number of shares subject to the Option).

SECTION 5.3 - MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

5.3.1 - NOTICE

Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Chief Financial Officer; and

5.3.2 - PAYMENT

(a) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or


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(b) With the consent of the Chief Financial Officer, shares of the Company's
Common Stock owned by the Optionee duly endorsed for transfer to the Company; or

(c) With the consent of two Outside Directors, each of whom is a "disinterested person" as defined in Rule 16b-3, and subject to the timing requirements of
Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

(d) With the consent of the Chief Financial Officer, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Chief Financial Officer. The Chief Financial Officer may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

(e) With the consent of the Chief Financial Officer, any combination of the consideration provided in the foregoing subsections (a), (b), (c) and (d).

5.3.3 - TAX WITHHOLDING

The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of (i) the Chief Financial Officer, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or,
(ii) two Outside Directors, each of whom is a "disinterested person" as defined in Rule 16b-3, and subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

5.3.4 - SECURITIES REPRESENTATIONS

Such representations and documents as the Chief Financial Officer deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Chief Financial Officer may also take whatever additional actions he deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

5.3.5 - PROOF OF THIRD PARTY RIGHT TO EXERCISE

In the event that the Option or portion thereof shall be exercised pursuant to
Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - CERTAIN TIMING REQUIREMENTS

Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to


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an irrevocable written election by the Optionee to use shares of the Company's
Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval required under Sections 5.3.2 and 5.3.3) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Chief Financial Officer shall deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Chief Financial Officer shall determine to be necessary or advisable;

(d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Chief Financial Officer may establish from time to time for reasons of administrative convenience.

SECTION 5.6 - RIGHTS AS SHAREHOLDERS

The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 - TRANSFER RESTRICTIONS

Unless otherwise approved in writing by the Board, no shares acquired upon exercise of any Option by any Outside Director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted.


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                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - DUTIES AND POWERS OF THE CHIEF FINANCIAL OFFICER

It shall be the duty of the Chief Financial Officer to conduct the general administration of the Plan in accordance with its provisions. The Chief Financial Officer shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

SECTION 6.2 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

All expenses and liabilities incurred by the Chief Financial Officer in connection with the administration of the Plan shall be borne by the Company. The Chief Financial Officer may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Chief Financial Officer, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Chief Financial Officer in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. The Chief Financial Officer shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and the Chief Financial Officer shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE VII

                                OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Plan may be wholly or partially amended or otherwise modified (generally not more frequently than once every six months), suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's shareholders given within twelve months before or after the action by the Board, no action of the Board may: (i) except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options; (ii) materially modify the eligibility requirements of
Section 3.1; (iii) reduce the minimum Option price requirements of Section 4.2;
(iv) extend the limit imposed in this Section 7.2 on the period during which Options may be granted; or (v) amend or modify the Plan in a manner requiring shareholder approval under Rule 16b-3. Notwithstanding anything to


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the contrary contained herein, the Board, with respect to the Plan or any
Option, shall not (y) amend or modify any provision concerning the amount, price and timing of any Option (including, without limitation, the provisions of Sections 3.2 and 4.2 of the Plan) more than once every six months, other than) to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; or (z) otherwise amend or modify the Plan or any Option in any manner inconsistent with the requirements of Rule 16b-3(c)(2)(ii). Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

SECTION 7.3 - APPROVAL OF PLAN BY SHAREHOLDERS

This Plan will be submitted for the approval of the Company's shareholders within twelve months after the date of the Board's initial adoption of the Plan. Options may not be granted prior to such shareholder approval. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule l6b-3(b).

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 - NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD

Nothing in this Plan or in any Stock Option Agreement shall confer upon any Outside Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its shareholders, which are hereby expressly reserved, to remove any Outside Director at any time for any reason whatsoever, with or without cause.

SECTION 7.6 - TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.7 - CONFORMITY TO SECURITIES LAWS

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Without limiting the generality of the foregoing, this Plan is intended to comply with the formula award plan provisions set forth in Rule 16b-3(c)(2)(ii). Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to


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such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.


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